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M A N A T T
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P H E L P S
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P H I L L I P S
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ATTORNEYS AT LAW

February 23, 2000                                            File No. 34230-020


                                                                     EXHIBIT 5.1


SonicWALL, Inc.
1160 Bordeaux Drive
Sunnyvale, California 94089

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

          We have acted as counsel to SonicWALL, Inc., a California corporation (the "Company") and certain shareholders of the Company (the "Selling Shareholders") in connection with the underwritten public offering (the "Offering") of 3,500,000 shares (the "Firm Shares") of the Company's common stock, no par value, (the "Common Stock") offered by the Company and the Selling Shareholders and an additional 525,000 shares (the "Additional Shares") of Common Stock, which may be purchased by the underwriters under an option to be granted to them by the Company and the Selling Shareholders to cover over-allotments, if any, pursuant to proposed terms of an Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Shareholders and Bear, Stearns & Co. Inc., Chase Securities, Inc., J.P. Morgan Securities, Inc., Thomas Weisel Partners LLC and Pacific Growth Equities, Inc. (collectively, the "Underwriters"). The Company is offering 1,750,000 of the Firm Shares and 250,000 of the Additional Shares (collectively, the "Company Shares"). The Selling Shareholders are offering 1,750,000 of the Firm Shares and 275,000 of the Additional Shares (collectively, the "Selling Shareholder Shares") The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares."

          In rendering the opinions contained herein, we have examined the originals or copies of such documents as we deemed necessary for purposes of this opinion, including but not limited to the following:

     1. Amended and Restated Articles of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company as amended to date;

     3. Registration Statement on Form S-1 (File No. 333-_______) of the Company, including exhibits thereto filed as of the date hereof, (collectively, the "Registration Statement"); and

     4. Records of proceedings of the Board of Directors of the Company pertaining to the issuance of the Shares.

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SonicWALL, Inc.
February 23, 2000
Page 2


          In rendering the opinions expressed below, we have relied as to certain factual matters upon certificates and communications executed by officers of the Company and also of governmental authorities. We did not independently verify such matters.

          With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

          Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Company Shares have been duly authorized and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued by the Company, fully paid and nonassessable.

         This opinion is limited to the current laws of the state of California and the federal law of the United States of America, to present judicial interpretations thereof and to facts as they presently exist. We have no obligation to revise or supplement this opinion if the current laws of the State of California or the federal law of the United States of America are changed by legislative action, judicial decision or otherwise.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                        Respectfully submitted,




                                        Manatt, Phelps & Phillips LLP